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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 11, 1997 accompanying the consolidated financial statements of American List Corporation included in the Proxy Statement of American List Corporation and the Prospectus and Registration Statement on Form S-4 of Snyder Communications, Inc. We consent to the use of the aforementioned report in the Proxy Statement, Prospectus and Registration Statement on Form S-4, and to the use of our name under the captions "Selected Consolidated Financial Data of American List" and "Experts".

/s/ GRANT THORNTON LLP



Melville, NY
June 18, 1997